UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED)
October 19, 2026

Fox Corporation
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-38776	83-1825597
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)
1211 Avenue of the Americas, New York, New York 10036
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
(212) 852-7000
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.01 per share	FOXA	The Nasdaq Global Select Market
Class B Common Stock, par value $0.01 per share	FOX	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Adam Ciongoli

On October 19, 2026, Fox Corporation (the “Company”) announced that Adam Ciongoli will step down as Chief Legal and Policy Officer of the Company effective December 1, 2026. Concurrent with this change, Mr. Ciongoli will transition to serve as a special advisor to the Company pursuant to an Advisory Services Agreement (described below) for a period of eighteen months, commencing December 1, 2026.

In connection with Mr. Ciongoli’s departure, the Company and Mr. Ciongoli entered into a Transition and Separation Agreement, dated October 19, 2026, pursuant to which Mr. Ciongoli will receive (i) a separation payment equal to the sum of one year of his annual base salary plus his target annual bonus for fiscal year 2027; (ii) Company-paid COBRA coverage for Mr. Ciongoli and his eligible dependents through the earlier of June 1, 2028, the date he becomes eligible for healthcare coverage from a subsequent employer, and the maximum COBRA period; and (iii) cancellation of his outstanding equity awards in exchange for a cash payment of $12,595,784. Mr. Ciongoli’s outstanding vested stock options will remain exercisable for a period of three years following the separation date (but in no event beyond the original term of each such stock option).

The Company and Mr. Ciongoli also entered into an Advisory Services Agreement, dated October 19, 2026, effective December 1, 2026. Under the Advisory Services Agreement, Mr. Ciongoli will receive an annual consulting fee at the rate of $1,750,000 per annum, payable in monthly installments of $145,833.33, for the eighteen-month term of the agreement. Mr. Ciongoli will provide assistance and advice to the Company related to ongoing legal, policy, and regulatory matters.

The foregoing descriptions of the Transition and Separation Agreement and the Advisory Services Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Transition and Separation Agreement and the Advisory Services Agreement, copies of which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Appointment of Nicholas Trutanich

On October 19, 2026, the Company entered into an employment agreement (the “Employment Agreement”) with Nicholas Trutanich pursuant to which Mr. Trutanich will serve as General Counsel of the Company effective December 1, 2026. Mr. Trutanich currently serves as Executive Vice President and Deputy General Counsel of the Company. He formerly served as Executive Vice President and Chief Ethics & Compliance Officer of the Company and, prior to joining the Company, as United States Attorney for the District of Nevada.

Mr. Trutanich will receive a base salary of $1,400,000. He will be eligible to participate in the Company’s annual bonus program with a target bonus of $1,400,000. Mr. Trutanich will also be eligible to participate in the Fox Corporation 2019 Shareholder Alignment Plan, or other long-term incentive plan of the Company, with an annual target award of $2,200,000. Under the Employment Agreement, Mr. Trutanich will participate in all of the Company’s employee benefit plans to the extent applicable to other comparable executives of the Company, and will have the opportunity to receive severance and other post-termination benefits consistent with the Form of Employment Agreement filed as an exhibit to the Company’s Form 10-K.

The Company issued a press release on October 19, 2026 announcing Mr. Trutanich’s appointment.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Form of Employment Agreement, filed with the Company’s Form 10-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1	Transition and Separation Agreement, dated October 19, 2026, between Fox Corporation and Adam Ciongoli

10.2	Advisory Services Agreement, dated October 19, 2026, between Fox Corporation and Adam Ciongoli

99.1
Press release issued by Fox Corporation, dated October 19, 2026, announcing the appointment of Nicholas Trutanich as Fox Corporation’s General Counsel and Adam Ciongoli’s transition to an advisory role

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOX CORPORATION

By:	/s/ John Nallen
Name: John Nallen
Title: President and Chief Operating Officer
October 19, 2026